EXHIBIT 99.1

COSINE COMMUNICATIONS, INC. ANNOUNCES FINANCIAL RESULTS
FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2009

LOS GATOS, Calif., March 1 /PRNewswire-FirstCall/ -- CoSine Communications, Inc. (COSN.PK), today announced net loss of $597,000 or $(0.06) loss per share for the year ended December 31, 2009 as compared to net loss of $15,000 or $(0.00) per share for the year ended December 31, 2008.  Net loss for the quarter ended December 31, 2009 was $152,000 or $(0.02) loss per share as compared to net loss of $92,000 or $(0.01) per share for the quarter ended December 31, 2008.

CoSine also announced the expansion of its strategic plan to include investing its resources with the potential for capital gains.  CoSine’s expanded strategic plan is to redeploy its existing resources to identify and acquire, or invest in, one or more operating businesses with the potential for generating taxable income and/or capital gains.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier.  As of December 31, 2006, CoSine had ceased all its product and customer service related operations. CoSine’s strategic plan is to redeploy its existing resources to identify and acquire, or invest in, one or more operating businesses with the potential for generating taxable income and/or capital gains. This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards (“NOLs”).  As of this date, no candidates have been identified, and no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions.  A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months		Twelve months
	ended		ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Product	$-	$-	$-	$-
Service	-	-	-	-

Total revenue	-	-	-	-
Cost of revenue	-	-	-	-

Gross profit (loss)	-	-	-	-

Operating expenses:
General and administrative	154	215	738	721

Total operating expenses	154	215	738	721

Loss from operations	(154)	(215)	(738)	(721)

Interest income and other	2	123	141	706

Loss before taxes	(152)	(92)	(597)	(15)

Income tax provision	-	-	-	-

Net Loss	$(152)	$(92)	$(597)	$(15)

Basic net loss per share	$(0.02)	$(0.01)	$(0.06)	$(0.00)

Diluted net loss per share	$(0.02)	$(0.01)	$(0.06)	$(0.00)

Shares used in computing basic and diluted net loss per share
Basic	10,091	10,091	10,091	10,091
Diluted	10,091	10,091	10,091	10,091

 CoSine Communications, Inc.
 CONDENSED BALANCE SHEETS
(in thousands)

	December 31,
	2009	December 31,
	(Unaudited)	2008 (1)
ASSETS
Current assets:
Cash and cash equivalents	$22,564	$9,155
Short-term investments	-	13,997
Interest receivable	2	96
Prepaid expenses and other current assets	28	31

Total current assets	22,594	23,279
Long-term deposits	3	3
	$22,597	$23,282

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$172	$207
Other accrued liabilities	60	53

Total current liabilities	232	260

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	539,088	539,060
Accumulated other comprehensive income	-	88
Accumulated deficit	(516,724)	(516,127)

Total stockholders' equity	22,365	23,022
	$22,597	$23,282

(1)	Amounts are derived from the December 31, 2008 audited financialstatements.